UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021 (April 1, 2021)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

923 Incline Way #39, Incline Village, NV 89451
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01.	Other Events.

On April 1, 2021, Aerkomm Inc. (the “Company”) filed a preliminary draft prospectus (the “Prospectus”) with Euronext in Paris, a regulated market of Euronext Paris S.A. ("Euronext Paris"), in connection with the Company’s application for the listing and the admission to trading of the Company’s common stock, $0.001 par value per share (the “Common Stock”), on the regulated market of Euronext Paris (Compartment C). The Common Stock is currently listed and traded on the Professional Segment of Euronext Paris and the Company now desires to upgrade the listing to the regulated market.

Shares of the Company’s Common Stock will be offered in Europe through a final Prospectus only after the Prospectus is filed with, and approved by, the Authorité des Marches Financiers (AMF) and Euronext. Shares of the Company’s Common Stock to be offered through the Prospectus will not be registered in the United States under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or with any state securities authorities and may not be offered and sold within the United States or to any U.S. person (as that term is defined in Regulation S under the Securities Act) except pursuant to an exemption from the registration requirements of the Securities Act and in compliance with applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2021	AERKOMM INC.

/s/ Louis Giordimaina
Name: Louis Giordimaina
Title: Chief Executive Officer